Exhibit 10.2
AMENDMENT TO
QUANEX BUILDING PRODUCTS CORPORATION
SUPPLEMENTAL EMPLOYEES RETIREMENT PLAN

THIS AMENDMENT to the Quanex Building Products Corporation Supplemental Employees Retirement Plan (the “Plan”) is made and entered into this 31st day of May, 2023, by Quanex Building Products Corporation (hereinafter referred to as the “Company”) to be effective on June 1, 2023.

WITNESSETH:

WHEREAS, Quanex Corporation (“Quanex”) previously established the Quanex Corporation Supplemental Benefit Plan (the “Prior Plan”) to provide a retirement pay supplement for a select group of management or highly compensated employees so as to retain their loyalty and to offer a further incentive to them to maintain and increase their standard of performance;

WHEREAS, the Prior Plan was adopted effective February 28, 1980 and amended and restated October 22, 1981, November 1, 1988, June 1, 1999, January 1, 2004 and January 1, 2005;

WHEREAS, in connection with the transactions contemplated by the Distribution Agreement dated as of December 19, 2007 among Quanex Corporation, Quanex Building Products Corporation LLC, and Quanex Building Products Corporation (the “Distribution Agreement”), Quanex, Quanex Building Products Corporation LLC (the “LLC”) and the Company determined to spin-off from the Prior Plan a mirror image pension plan for the exclusive benefit of employees previously employed by Quanex in connection with its Building Products businesses and the employees of the corporate office of Quanex who are employed by the LLC or the Company at or after the “Distribution” (as defined in the Distribution Agreement);

WHEREAS, in connection with the Distribution, the Company assumed the sponsorship of the spun-off portion of the Prior Plan;

WHEREAS, effective as of, and contingent upon, the closing of the Distribution, the LLC and the Company agreed that the spun-off portion of the Prior Plan shall be amended and restated as the “Quanex Building Products Corporation Supplemental Employees Retirement Plan” (the “Plan”) as set forth therein;

WHEREAS, the Company may amend the Plan pursuant to Section 10.01 of the Plan;

WHEREAS, the Company reserved the right pursuant to Section 10.02 of the Plan to terminate the Plan at any time and Treas. Reg. §1.409A-3(j)(4)(ix)(C) permits the Company to terminate the Plan under certain circumstances; and

Exhibit 10.2
WHEREAS, the Company now desires to adopt this Amendment to the Plan in order to terminate the Plan effective June 1, 2023 and in connection therewith, provide for the single lump sum distributions on June 3, 2024 of the accrued benefits under the Plan determined as of June 1, 2024;

NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Company hereby adopts the following Amendment to the Plan:

1.    Section 2.21 of the Plan is hereby amended by inserting a semi-colon after “October 31” thereof and by adding a new phrase to the end thereof to read as follows:

; provided that the final Plan Year shall be the period from November 1, 2023 through June 3, 2024.

2.     Section 4.11 is hereby added to the Plan to read as follows:

4.11    Determination of Benefit and Time of Distribution of Benefit Following Termination of the Plan. In connection with the termination by the Company of the Plan pursuant to Section 10.02 effective as of June 1, 2023, the present value all accrued benefits under the Plan shall be determined as of June 1, 2024 subject to the following:

(a)    For purposes of the calculation as of June 1, 2024, the Participant’s Social Security Benefit will be based on an assumed age 65 payment using law year 2023 or, if earlier, the law year of the calendar year including the date the Participant’s Separation From Service occurs and assuming that the taxable wage base is earned through December 31, 2023 or through the end of the calendar year including the date of the Participant’s Separation From Service, if earlier.

(b)    The actuarial equivalence assumptions for determining the single lump sum distributions to Participants will be based on (i) the 2023 PPA Annuitant and Non-Annuitant mortality tables and (ii) the interest rates based on the 3-tier segment rates applicable for March 2023 (5.00% for the first segment, 5.20% for the second segment, and 5.15% for the third segment). If such a Participant would have been early retirement eligible, assuming a termination on May 31, 2024, then the immediate lump sum factor will apply and will be applied to the single life annuity that would have been calculated based on the Participant’s age and assumed retirement at May 31, 2024. If such a Participant would not have been early retirement eligible, assuming a termination on May 31, 2024, but had completed five years of Service, then the lump sum factor will be applied to the single life annuity that would be calculated based on the Plan’s provisions, assuming benefit commencement on the Early Retirement Date, based on the Participant’s age as of June 1, 2024.

Exhibit 10.2
3.    Section 10.02 of the Plan is hereby amended by adding the following paragraph to end thereof to read as follows:

As permitted by Treas. Reg. §1.409A-3(j)(4)(ix)(C), the Company has determined to terminate the Plan effective June 1, 2023 subject to, and in connection therewith, (i) to also terminate the Quanex Building Products Corporation Restoration Plan (the “Restoration Plan”) and (ii) to distribute on June 3, 2024 the lump sum value of all accrued benefits under the Plan and the Restoration Plan as each determined as of June 1, 2024.

IN WITNESS WHEREOF, this Amendment has been executed by the duly authorized officer of the Company as of the day and year first written above.

QUANEX BUILDING PRODUCTS CORPORATION

By:________________________________________
Paul Cornett, Senior Vice President -
General Counsel & Secretary

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